Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/Chief Financial Officer	Fern Lazar
Auxilium Pharmaceuticals, Inc.	Lazar Partners, Ltd.
(484) 321-5900	(212) 867-1762
jfickenscher@auxilium.com	flazar@lazarpartners.com

Robert Hebert/Controller	Jim Buckley
Bentley Pharmaceuticals, Inc.	Sharon Merrill Associates, Inc.
(603) 658-6100	617-542-5300
rhebert@bentleypharm.com	jbuckley@investorrelations.com

Auxilium Pharmaceuticals, Inc. and Bentley Pharmaceuticals, Inc.

Announce Issuance of Patent Covering Testim®

MALVERN, PA and EXETER, NH (January 22, 2008) – Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) and Bentley Pharmaceuticals, Inc. (NYSE:BNT) today announced that the United States Patent and Trademark Office (“USPTO”) has issued U.S. Patent No. 7,320,968 covering Testim®, 1% testosterone gel, marketed by Auxilium under license from Bentley. The patent will expire in January 2025. Auxilium plans to list the patent promptly in Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book), published by the U.S. Food and Drug Administration. The companies also announced that Bentley has filed a divisional application and continuations with the USPTO, which, if granted, may expand the scope of patent claims covering Testim.

“We are very pleased that Testim now has patent protection through January 2025,” said Mr. Armando Anido, Chief Executive Officer and President of Auxilium Pharmaceuticals. “Testim is a great product that continues to take market share and grow at a high rate, so extending our patent protection through January 2025 is an important accomplishment.”

“Receiving extended U.S. patent protection for Testim is an exciting milestone for Bentley and our newly formed CPEX Pharmaceuticals drug delivery subsidiary,” said Mr. James R. Murphy, Chairman and CEO of Bentley Pharmaceuticals. “As announced last month, we plan to spin off our drug delivery business as an independent, publicly traded company, CPEX Pharmaceuticals, subject to Board and SEC approval of our recently filed Form 10. The royalties on the rising sales of Testim, both in the United States and in Europe, will contribute to the growth of this business in the years ahead.”

About Testim

Testim is a proprietary, clear, topical gel containing 1% testosterone, the same type of hormone that is produced by the human body. When applied once-daily to the upper arms and shoulders, clinical studies have shown that Testim will restore and maintain testosterone levels. Once Testim is absorbed through the skin, it enters the bloodstream and helps return testosterone to normal levels. The efficacy of Testim has been demonstrated in 16 clinical studies involving approximately 1,800 patients, including the largest placebo-controlled study ever conducted to evaluate the benefits and risks of testosterone replacement therapy. For information regarding the safety and use of Testim, please see the prescribing information at http://www.testim.com.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing to urologists, endocrinologists, orthopedists and select primary care physicians. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 190-person sales and marketing team. Auxilium has four projects in clinical development. XIAFLEXTM (clostridial collagenase for injection), formerly referred to as AA4500, is in phase III of development for the treatment of Dupuytren’s contracture and is in phase II of development for the treatment of Peyronie’s disease and Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) is in phase I of development. The Company is currently seeking a partner to further develop this product candidate. Auxilium has two pain products using its transmucosal film delivery system in pre-clinical development. Auxilium has rights to six additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

About Bentley and CPEX Pharmaceuticals

Bentley Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on advanced drug delivery technologies and generic pharmaceutical products. Bentley’s proprietary drug delivery technologies enhance the absorption of pharmaceutical compounds across various membranes. Bentley plans to spin off its drug delivery business as an independent, publicly traded company. Its newly formed subsidiary, CPEX Pharmaceuticals, Inc., has filed an initial registration statement on Form 10 with the Securities and Exchange Commission (SEC) in furtherance of this plan. Completion of the proposed spin-off is subject to numerous conditions, including final approval by Bentley’s Board of Directors and the effectiveness of the registration statement on Form 10, which is subject to review by the SEC. Bentley’s generic pharmaceuticals business manufactures and markets a growing portfolio of generic and branded generic products in Europe for the treatment of cardiovascular, gastrointestinal, infectious and central nervous system diseases through its subsidiaries — Laboratorios Belmac, Laboratorios Davur, Laboratorios Rimafar and Bentley Pharmaceuticals Ireland. Bentley also manufactures and markets active pharmaceutical ingredients through its subsidiary, Bentley API. Additional information regarding Bentley Pharmaceuticals may be obtained through Bentley’s website at www.bentleypharm.com.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Auxilium

This release contains “forward-looking-statements” made by Auxilium Pharmaceuticals, Inc. (“Auxilium”) within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the listing of U.S. Patent No. 7,320,968 with the U.S. Food and Drug Administration in the Orange Book, the protection for Testim afforded by U.S. Patent No. 7,320,968, the value of extending patent protection for Testim through January 2025, the value and likelihood that patents will be granted from the continuations and divisional filed by Bentley, future sales and market share of Testim, and products in development for Dupuytren’s contracture, Peyronie’s disease, Frozen Shoulder syndrome, overactive bladder, pain, hormone replacement and urologic disease. All statements other than statements of historical facts contained in this release, including but not limited to, statements regarding future expectations, plans and prospects for Auxilium, statements regarding forward-looking financial information and other statements containing the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to Auxilium, constitute forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium's Annual Report on Form 10-K for the year ended December 31, 2006 and in Auxilium’s Quarterly Report on Form 10-Q for the period ended September 30, 2007 under the heading “Risk Factors”, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or by means of Auxilium's home page on the Internet at http://www.auxilium.com under the heading “Investor Relations — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward- looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause its assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward- looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release. Auxilium disclaims responsibility for statements made by Bentley. Auxilium specifically disclaims responsibility for information describing Bentley that was provided to Auxilium by Bentley for inclusion in this release.

Bentley

This press release contains certain forward-looking statements about Bentley and its current businesses, which are based on management’s good faith expectations and beliefs concerning future developments in Bentley and CPEX Pharmaceuticals. Forward-looking statements can be identified by the use of words such as “in the future,” “will,” “may,” “believe,” “expect,” “plans,” “strategy,” “intends,” and “estimate.” Statements that refer to Bentley’s or CPEX Pharmaceuticals’ plans for executing the spin-off and future prospects of the companies as independent companies, and the like, are forward-looking statements that reflect Bentley's current analysis of existing trends, information and current plans. Actual results may differ from current expectations based on a number of factors affecting Bentley's businesses, including changing competitive, regulatory and market conditions; inherent uncertainty associated with financial projections, which cannot be predicted with certainty; unpredictability associated with the timing and the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; approval, introduction and consumer acceptance of new products and continuing acceptance of currently marketed products; timely and successful implementation of strategic alternatives; uncertainty associated with the identification of and successful execution of external corporate development transactions and strategic alliance partners; each company’s ability to obtain and maintain a sufficient supply of its products to meet market demand in a timely manner; matters affecting the economy in general, such as changes in interest and currency exchange rates; the uncertainties associated with effecting a spin-off of a separate public company; the discretion of Bentley’s Board of Directors to delay or cancel the spin-off prior to execution; and other uncertainties detailed in Bentley’s most recent Annual Report on Form 10-K and its other subsequent periodic reports filed with the Securities and Exchange Commission, as well as the risks set forth in the “Risk Factors” section of the CPEX Form 10 registration statement. Bentley disclaims any intent or obligation to update these forward-looking statements, and it disclaims responsibility for statements made by Auxilium. Bentley specifically disclaims responsibility for information describing Auxilium that was provided to Bentley by Auxilium for inclusion in this release.